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                    (PricewaterhouseCoopers LLP Letterhead)

                                                                    EXHIBIT 16.1

September 1, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Aerovox Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated August 30, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

BY /S/ PRICEWATERHOUSECOOPERS LLP
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cc: Mr. Robert Elliott, Chief Executive Officer, Aerovox Inc.